                                  AMENDMENT
                                    to the
           AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                      of
                               BOND FUND SERIES

      This Amendment is made as of January 12, 2006 to the Amended and
Restated Agreement and Declaration of Trust of Bond Fund Series (the
"Trust"), dated as of January 26, 1995, by the duly authorized individual executing this Amendment on behalf of the Trustees of the Trust.

      WHEREAS, the Trustees established Bond Fund Series (formerly known as
Rochester Fund Series) as a trust fund under the laws of the Commonwealth of
Massachusetts, for the investment and reinvestment of funds contributed thereto, under a Declaration of Trust dated January 10, 1986, as amended on
March 31, 1986, December 29, 1989, January 25, 1990 and April 23, 1993, as
amended and restated January 26, 1995, as amended on November 1, 1995,
February 1, 1996, June 17, 1997, April 1, 1998 and June 10, 1998;

      WHEREAS, the Trustees, acting pursuant to Section 12 of ARTICLE NINTH, of the Trust's Amended and Restated Agreement and Declaration of Trust desire to change the registered agent of the Trust as established under the Amended and Restated Agreement and Declaration of Trust;

      NOW, THEREFORE, the Trust's Amended and Restated Agreement and
Declaration of Trust is amended as follows:

      Article FIRST of the Trust's Amended and Restated Agreement and
Declaration of Trust is amended by changing the registered agent as follows:

           The Registered Agent for Service of Process is CT
      Corporation System, 101 Federal Street, Boston, MA 02110.

      Acting pursuant to Section 12 of ARTICLE NINTH, the undersigned has signed this amendment by and on behalf of the Trustees.

                                    Bond Fund Series

                                    /s/ Phillip S. Gillespie
                                    _______________________
                                    Phillip S. Gillespie,
                                    Assistant Secretary